Exhibit 10.1
AGREEMENT AND PLAN OF REORGANIZATION
PURSUANT TO ASSET ACQUISITION

This AGREEMENT AND PLAN OF ACQUISITION (“Agreement”), dated as of August 6, 2004, by and among Second Colonial Mining and Engineering Services, Inc, a Canadian corporation (“Second Colonial”), the owners of JTT Homeland Integrated Security Systems, as listed on the signature page (collectively, the “Owners”), and JTT Homeland Integrated Security Systems, a private company (“JTT”). The parties hereto are sometimes hereinafter referred to collectively as the “Companies,” or individually as a “Company.”

WHEREAS, the respective Boards of Directors and/or Owners of the Companies deem it advisable and in the best interests of their respective owners and stockholders that the assets of JTT be acquired by Second Colonial and, in furtherance thereof, the Board of Directors of Second Colonial and the owners of JTT have approved, as applicable, the acquisition of JTT’S assets by conveyance of such assets into Second Colonial. The assets shall include all of the intellectual properties, concepts, knowledge and history of Jansen Taylor Technologies, Inc.’s facilities entry and exit controls, radiation detection rights from Radcomm and GPS and vehicle monitoring control systems from Nextel, all assigned to JTT, upon the terms and subject to the conditions set forth herein; and

WHEREAS, for federal income tax purposes, it is intended that the asset acquisition shall qualify as a re-organization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

Article I

THE ASSET ACQUISITION

1.1  The Asset Acquisition. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Second Colonial shall acquire (the “Acquisition”) all of the assets of JTT.

1.2 Effective Time of the Asset acquisition. The Transaction shall become effective (the “Effective Time”) after satisfaction of the conditions set forth in Article VIII hereof.

Article II

ACQUISITION PURCHASE PRICE

2.1 Purchase Price. At the Effective Time and subject to Section 7, by virtue of the Transaction and without any action on the part of the holder thereof:

(a) At the Effective Time, JTT Owners shall receive 5,445,222 shares of the restricted, no par value common stock of Second Colonial.

(b) At the Effective Time, all assets of JTT shall be conveyed to Second Colonial, in exchange for certificates representing 5,445,222 shares of the restricted, no par value common stock of Second Colonial.
(c) At the Effective Time, SECOND COLONIAL shall effect a 66.113 :1 forward stock split wherein the Owners of JTT will receive a total of Three Hundred Sixty Million (360,000,000) post forward split shares of the restricted, .0001 par value stock of Homeland Integrated Security Systems, Inc., and SECOND COLONIAL shareholders shall retain Three Hundred Forty Million (340,000,000) shares.

Article III

EXCHANGE OF SHARES FOR ASSETS
3.1  Exchange of Shares For Assets. Prior to the Effective Time, the parties shall select and enter into an agreement with an attorney, transfer agent or trust company to act as Exchange Agent (the “Exchange Agent”). No later than the Effective Time, SECOND COLONIAL shall make available, and each OWNER of JTT shall be entitled to receive, upon completion of the legal conveyance of the assets, one or more certificates representing the number of SECOND COLONIAL Shares into which such JTT ownership rights are converted pursuant to this Asset Acquisition. The SECOND COLONIAL Shares issued pursuant to this transaction shall be deemed to have been issued at the Effective Time.

As soon as is reasonably practicable after the Effective Time, the Exchange Agent shall mail to each shareholder of record, a certificate or certificates (the “Certificates”) which represent the Owners percentage of the shares paid as consideration for the Asset Acquisition.
3.2  No Fractional Securities. No certificates or scrip representing fractional SECOND COLONIAL Shares shall be issued upon effective date pursuant to this Article III and no dividend, stock split-up, or other change in the capital structure of SECOND COLONIAL shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.

3.3  Closing of Transfer Books. At the Effective Time, the ownership books of JTT shall be closed and no transfer of JTT Ownership rights shall thereafter be recognized..

3.4  Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Thomas F. Pierson, at 9 a.m., local time, on the first business day (the “Closing Date”) after the later of (a) the day on which the meeting of the owners of JTT approving the Transaction is held or the Required Owners’ Consent is executed and delivered to JTT in compliance with applicable law, or (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived (other than those conditions which are to be satisfied at Closing), or at such other date, time and place as the Companies shall agree.

3.5  Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record ithe title to any property or rights of either SECOND COLONIAL or JTT, or otherwise to carry out the provisions of this Agreement, the Owners, officers and directors are hereby authorized and empowered on behalf of each, in the name of and on behalf of them as appropriate, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES OF JTT

As used in this Agreement, (i) the term “Material Adverse Effect” means, with respect to SECOND COLONIAL or JTT, as the case may be, a material adverse effect on the business, assets, results of operations, or financial condition of such party taken as a whole or in the ability of such party to perform its obligations hereunder, and (ii) the word “subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries.

JTT represents and warrants, with respect to JTT, its assets, except as disclosed to SECOND COLONIAL in the JTT Schedule of Exceptions (the “JTT Schedule”), attached hereto and incorporated herein by this reference, as follows:

4.1  Organization. JTT is a company which is not incorporated and owned by four individuals, James T. Bullock, Peggy A. Bullock, Frank M. Moody and Jana Moody. The company is duly organized, validly existing, has the power to carry on its business as it is now being conducted or presently proposed to be conducted. JTT is duly qualified to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified shall not have a Material Adverse Effect.

4.2  Authority Relative to this Agreement. JTT’s Owners have the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by JTT and the consummation by JTT of the transactions contemplated hereby have been duly authorized, and, except for approval by the requisite votes cast by JTT’s Owners at the meeting provided for herein, no other proceedings on the part of JTT are necessary to approve this Agreement or the transactions contemplated hereby.

4.3  Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by JTT of the transactions contemplated by this Agreement. Except as set forth in Section 4.4 of the JTT Schedule, neither the execution and delivery of this Agreement by JTT, nor the consummation by it of the transactions contemplated hereby, nor compliance by JTT with any of the provisions hereof, shall (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which JTT is a party or by which any of them or any of their properties or assets may be bound or (b) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to JTT, or any of its properties or assets, except in the case of clauses (a) and (b) for violations, breaches, or defaults that would not have a Material Adverse Effect.

4.4  Litigation. As of the date of this Agreement, (i) there is no action, suit, judicial, or administrative proceeding, arbitration or investigation pending or, to the best knowledge of JTT, threatened against or involving JTT, or any of its properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against JTT; and (iii) JTT is not in violation of any term of any judgments, decrees, injunctions, or orders outstanding against it. JTT has furnished to SECOND COLONIAL in writing, a copy of which is set forth in Section 4.7 of the JTT Schedule, a description of all litigation, actions, suits, proceedings, arbitrations, investigations known to it, judgments, decrees, injunctions or orders pending; or to its best knowledge, threatened against or involving JTT, or any of its properties or rights as of the date hereof.

4.5  Contracts. Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements, or understandings, whether written or oral, to which JTT is a party that relates to or affects the assets or operations of JTT or to which JTT or its respective assets or operations may be bound or subject is a valid and binding obligation of JTT and in full force and effect (with respect to JTT or such subsidiary), except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Section 4.8(a) of the JTT Schedule sets forth a complete list of all material contracts. For purposes of this Agreement a material contract shall be any contract or agreement, which involves consideration in excess of $25,000. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, as disclosed in the JTT Schedule, there are no existing defaults by JTT thereunder or, to the knowledge of JTT, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect; and no event of default has occurred, and no event, condition, or occurrence exists, that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default by JTT thereunder which default would, individually or in the aggregate, have a Material Adverse Effect.

4.6	Employee Benefit Plans. JTT has no benefit plans at this time.

4.7  Taxes. For the purposes of this section, the term “tax” shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest, or other assessments imposed by any United States federal, state, or local authority or any other taxing authority on JTT or any of its Tax Affiliates (as hereinafter defined) as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker’s compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties, or assessments of any nature, whatsoever. Except as set forth in Section 4.10 of the JTT Schedule, JTT and Jansen Taylor Technologies, Inc. have filed or caused to be filed timely all material federal, state, local, and foreign tax returns required to be filed by each of its and any member of its consolidated, combined, unitary, or similar group (each such member a “Tax Affiliate”). Such returns, reports, and other information are accurate and complete in all material respects. JTT has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or shall establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither JTT nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Except as set forth in Section 4.10 of the JTT Schedule, neither JTT nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefore, and no deficiencies for any tax, assessment, or governmental charge in excess of the amount reserved or provided therefore have been threatened, claimed, proposed, or assessed. No waiver or extension of time to assess any taxes has been given or requested. The Internal Revenue Service or comparable governmental agencies have never audited JTT’S federal and state income tax returns.

4.8 Compliance With Applicable Law. JTT holds all material licenses, franchises, permits, variances, exemptions, orders, approvals, and authorizations necessary for the lawful conduct of its business and the business of JTT is not being conducted in violation of, any provision of any material federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license, or other governmental authorization or approval applicable to JTT .

4.9 Property.

(a) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) does not have or could not reasonably be expected to have a Material Adverse Effect:

(i) JTT is licensed or otherwise has the legally enforceable right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted including but not limited to the Radcomm radiation detection system, the Nextel GPS tracking system and vehicle monitoring system, the James T. Bullock and/or Jansen Taylor Technologies, Inc. facilities entry and exit controls systems, designs and all related intellectual property associated therewith;

(ii) No claims are pending or, to the best knowledge of JTT, threatened, on which JTT is infringing or otherwise violating the rights of any person with regard to any Intellectual Property used by, owned by, and/or licensed to JTT, and, to the best knowledge of JTT, there are no valid grounds for any such claims;

(iii) to the best knowledge of JTT, there are no valid grounds for any claim challenging the ownership or validity of any Property owned by JTT or challenging JTT’s license or legally enforceable right to use any Property licensed or owned by it; and

(b) For purposes of this Agreement, “Property” means the intellectual property rights described on Ex. “A” hereto.

4.10  Disclosure of the Representations and Warranties. The representations and warranties in this Section 4 do not knowingly contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 in light of the circumstances when made not misleading.

4.11 JTT Owners. Owners of JTT are either accredited investors as such term is defined in the Securities Act of 1933 as amended or are investors who have acquired their ownership pursuant to valid laws rules and regulations. JTT acknowledges that each of the certificates representing shares of SECOND COLONIAL restricted no par value common stock paid to them in consideration of the Asset Acquisition shall contain the following legend:

This security has not been registered under the Securities Act of 1933, as amended, or any state securities laws. Securities may not be transferred, signed, sold or offered for sale except pursuant to an effective registration under said Act in any applicable state securities law or an opinion of counsel, in form and substance acceptable to SECOND COLONIAL, that registration is not required because of any applicable exemption from such registration requirements.

4.12 Owners Approval. JTT has obtained the consent to this Agreement and the transactions reflected hereby by the unanimous vote of JTT’S Owners, and such Owners have agreed to vote in favor of the Transaction.

4.13 Assets on Ex. “A”. JTT owns the assets described on Ex. “A” hereto or has the right to acquire the same on the terms and conditions described on Ex. “A” hereto. Ex. “A” is a full and complete description of the properties and assets of JTT including those listed under 4.9(a)(i) above, and JTT acknowledges that SECOND COLONIAL is relying upon such representations in entering into this Agreement.

Article V

REPRESENTATIONS AND WARRANTIES OF SECOND COLONIAL

SECOND COLONIAL represents and warrants, as of the Effective Time, and except as disclosed to JTT in the SECOND COLONIAL Schedule of Exceptions (the “SECOND COLONIAL Schedule”), attached hereto and incorporated herein by this reference, as follows:

5.1  Organization. SECOND COLONIAL is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. SECOND COLONIAL is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified shall not have a Material Adverse Effect.

5.2 Capitalization. As of the date hereof, the authorized capital stock of SECOND COLONIAL consists of an unlimited number of common shares under series A, B, C, and D. Upon re-domicile to Florida, SECOND COLONIAL shall have 1,000,000,000 shares of .0001 par value common capital stock and no preferred or other class of stock authorized. As of the date hereof, the number of shares of the capital stock of SECOND COLONIAL of all types and classes which are issued and outstanding is 30,142,699 of common capital stock. All of the issued and outstanding shares of the capital stock of SECOND COLONIAL that are set forth hereof are validly issued, fully paid, and non-assessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of SECOND COLONIAL or any agreement by which SECOND COLONIAL is a party or by which it is bound. Except (a) as set forth above or, (b) except as disclosed in Section 5.2 of the SECOND COLONIAL Schedule and herein below, there are not as of the date of this Agreement, any shares of capital stock of SECOND COLONIAL issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities, or other agreements or commitments obligating SECOND COLONIAL to issue, transfer, or sell any shares of its capital stock. The Capital Stock of the newly created Florida Company shall have 1,000,000,000 authorized shares, .0001 par value of which 700,000,000 shall be issued and outstanding.

5.3  Authority Relative to this Agreement. SECOND COLONIAL has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by SECOND COLONIAL and the consummation by SECOND COLONIAL of the transactions contemplated hereby have been duly authorized by its Board of Directors, no other corporate proceedings on the part of SECOND COLONIAL are necessary to approve this Agreement or the transactions contemplated hereby.

5.4  Consents, Approvals and Delinquent Filings; No Violations.

Except for applicable requirements, the Securities Act of 1933 and the Securities Exchange Act of 1934 (“34 Act”), state law relating to takeovers, if applicable, state securities or blue sky laws, and, as applicable, filing and recordation of Articles of Merger under the FBCA, no filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by SECOND COLONIAL of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by SECOND COLONIAL, nor the consummation by it of the transactions contemplated hereby, nor compliance by SECOND COLONIAL with any of the provisions hereof, shall (a) result in any breach of the Articles of Incorporation or Bylaws of SECOND COLONIAL, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which SECOND COLONIAL is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to SECOND COLONIAL, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches, or defaults that would not have a Material Adverse Effect.

As of the date hereof SECOND COLONIAL is not a reporting company and trades on the “Grey Sheet” quotations system under the symbol _________; however the Company trades only by appointment. SECOND COLONIAL will comply with such requirements as are mandated to remain quoted on the Grey Sheet quotation system through the Effective Time in the same manner as it is now traded.

5.5   Financial Statements. Except as set forth in Section 5.5 of the SECOND COLONIAL Schedule, the un-audited financial statements (the “SECOND COLONIAL Unaudited Statements”) dated June 30, 2004 (“SECOND COLONIAL Un-Audited Statements”) fairly presents in all material respects the consolidated financial position of SECOND COLONIAL as of the respective dates thereof, and the other related statements (including in the case of the audited balance sheet, the related notes) included therein fairly present in all material respects the results of operations, changes in stockholders’ equity and cash flows of SECOND COLONIAL for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the un-audited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the absence of any notes thereto. Section 5.5 of the SECOND COLONIAL Schedules is a list of SECOND COLONIAL’S payables as of June 30, 2004.

5.6  Absence of Certain Changes or Events; Undisclosed Liabilities. Since June 30, 2004, except as set forth in Section 5.6 of the SECOND COLONIAL Schedule, SECOND COLONIAL has neither: (i) taken any of the actions as set forth in Sections 6.2 hereof; (ii) incurred any liability material to SECOND COLONIAL on a consolidated basis, except in the ordinary course of its business, consistent with past practices; (iii) suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of SECOND COLONIAL which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by SECOND COLONIAL to SECOND COLONIAL pursuant hereto); or (iv) subsequent to the date hereof, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

SECOND COLONIAL has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability) except for (i) liabilities set forth on the face of the June 30, 2004 balance sheet and (ii) liabilities which have risen after the June 30, 2004 balance sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, tort, infringement, or violation of law).

5.7 Litigation. As of the date of this Agreement, (i) there is no action, suit, judicial, or administrative proceeding, arbitration or investigation pending or, to the best knowledge of SECOND COLONIAL, threatened against or involving SECOND COLONIAL , or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against SECOND COLONIAL ; and (iii) SECOND COLONIAL are not in violation of any term of any judgments, decrees, injunctions, or orders outstanding against them. SECOND COLONIAL has furnished to SECOND COLONIAL in writing, a copy of which is set forth in Section 5.7 of the SECOND COLONIAL Schedule, a description of all litigation, actions, suits, proceedings, arbitrations, investigations known to it, judgments, decrees, injunctions or orders pending; or to its best knowledge, threatened against or involving SECOND COLONIAL, or any of their properties or rights as of the date hereof.

5.8  Taxes For the purposes of this section, the term “tax” shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest, or other assessments imposed by any United States federal, state, or local authority or any other taxing authority on SECOND COLONIAL or any of its Tax Affiliates (as hereinafter defined) as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker’s compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties, or assessments of any nature, whatsoever. Except as set forth in Section 5.8 of the SECOND COLONIAL Schedule, SECOND COLONIAL has filed or caused to be filed timely all material U.S. federal, state, local, and foreign tax returns required to be filed by each of its and any member of its consolidated, combined, unitary, or similar group (each such member a “Tax Affiliate”). The Internal Revenue Service, Revenue Canada or comparable state or provincial agencies have never audited Second Colonial’s federal and state income tax returns to the best of the knowledge of the current officers and directors.

5.9 Compliance With Applicable Law. SECOND COLONIAL and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals, and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of SECOND COLONIAL is not being conducted in violation of, any provision of any federal, state, local, or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license, or other governmental authorization or approval applicable to SECOND COLONIAL .

5.10 Absence of Certain Changes or Events. Except as disclosed in the SECOND COLONIAL financial statements, since June 30, 2004, SECOND COLONIAL has not: (a) incurred any liability material to SECOND COLONIAL on a consolidated basis, except in the ordinary course of its business, consistent with past practices; (b) suffered a change, or any event involving a prospective change, in the business, assets, financial condition, or results of operations of SECOND COLONIAL which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (other than as a result of changes or proposed changes in federal or state regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles, and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by SECOND COLONIAL to JTT pursuant hereto).

Article VI

CONDUCT OF BUSINESS PENDING THE ASSET ACQUISITION

6.1  Conduct of JTT’s Business Pending the Asset Acquisition. JTT agrees and its Owners agree that, during the period from the date of this Agreement and continuing until the Effective Time:

(a)  except as set forth in Schedule 6.1, the respective businesses of JTT shall be conducted only in the ordinary and usual course of business and consistent with past practices;

(b)  JTT shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Articles of Incorporation or Bylaws; or (iii) split, combine, or reclassify any shares of its outstanding capital stock or declare, set aside, or pay any dividend or other distribution payable in cash, stock, or property in respect of its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries;

(c) JTT shall not (i) authorize for sale, sell, pledge, dispose of, encumber, deliver, or agree or commit to issue, sell, pledge, or deliver any additional ownership rights, or rights of any kind to acquire any shares of, its ownership or any Voting Debt (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise); (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge, or encumber any fixed or other substantial assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume, or prepay any material indebtedness, liability, or obligation or any other material liabilities or issue any debt securities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations any other person (other than a subsidiary) in a material amount other than in the ordinary course of business and consistent with past practices; (v) make any material loans, advances, or capital contributions to, or investments in, any other person, other than to subsidiaries, other than in the ordinary course of business and consistent with past practices; (vi) fail to maintain adequate insurance consistent with past practices for their businesses and properties; or (vii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

(d)  JTT shall preserve intact the properties and licenses of JTT which have been assigned to it by Jansen Taylor Technologies, Inc., JTT Homeland Integrated Security Systems, Scenic Media LLC, James T. Bullock and or Frank M. Moody ; provided, however, that no breach of this covenant shall be deemed to have occurred if a failure to comply with this Section 6.1(d) occurs as a result of any matter arising out of the transactions contemplated by this Agreement;

(e) JTT shall not knowingly take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Transaction as a “reorganization” within the meaning of Section 368(a) of the Code; and

(f) JTT shall use all reasonable efforts to prevent any representation or warranty of JTT herein from becoming untrue or incorrect in any material respect.

6.2  Conduct of SECOND COLONIAL Business Pending the Asset acquisition. SECOND COLONIAL agrees on its own behalf and on behalf of its subsidiaries that, during the period from the date of this Agreement and continuing until the Effective Time:

(a) Except as set forth in Schedule 6.2, the respective businesses of SECOND COLONIAL shall be conducted only in the ordinary and usual course of business and consistent with past practices except as may be required to restructure for purposes of this asset;

(b) SECOND COLONIAL shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Articles of Incorporation or Bylaws; or (iii) split, combine, or reclassify any shares of its outstanding capital stock or declare, set aside, or pay any dividend or other distribution payable in cash, stock, or property in respect of its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries;

(c) SECOND COLONIAL shall not (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver, or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise), except that SECOND COLONIAL may issue Shares required to be issued upon exercise of existing stock options, warrants, or similar plans, or under other contractual commitments previously made, which options, warrants, plans, or commitments have been disclosed in writing to SECOND COLONIAL in the SECOND COLONIAL Schedule; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge, or encumber any fixed or other substantial assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume, or prepay any material indebtedness, liability, or obligation or any other material liabilities or issue any debt securities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations any other person (other than a subsidiary) in a material amount other than in the ordinary course of business and consistent with past practices; (v) make any material loans, advances, or capital contributions to, or investments in, any other person, other than to subsidiaries, other than in the ordinary course of business and consistent with past practices; (vi) fail to maintain adequate insurance consistent with past practices for their businesses and properties; or (vii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

(d) SECOND COLONIAL shall preserve intact the business organization of SECOND COLONIAL , to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and their respective subsidiaries; provided, however, that no breach of this covenant shall be deemed to have occurred if a failure to comply with this Section 6.2(d) occurs as a result of any matter arising out of the transactions contemplated by this Agreement;

(e) SECOND COLONIAL shall not knowingly take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Transaction as a “reorganization” within the meaning of Section 368(a) of the Code; and

(f) SECOND COLONIAL shall use all reasonable efforts to prevent any representation or warranty of SECOND COLONIAL herein from becoming untrue or incorrect in any material respect.

6.3  Current Information. From the date of this Agreement to the Effective Time, JTT shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SECOND COLONIAL and each shall report the general status of their ongoing operations and to deliver to the SECOND COLONIAL or JTT as the case may be, monthly un-audited consolidated balance sheets and related consolidated statements of income for the period since the last such report.

6.4  Legal Conditions to Asset acquisition. Each of SECOND COLONIAL and JTT shall, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Transaction and to consummate the transactions contemplated by this Agreement, subject to the appropriate vote or consent of shareholders, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party in connection with the Transaction and the transactions contemplated by this Agreement. Each of SECOND COLONIAL and JTT shall promptly cooperate with and furnish information to the other in connection with any requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

6.5  Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a material breach of any of the representations, warranties, or covenants of such party contained herein. SECOND COLONIAL shall file all reports required by regulation to be filed by it with any regulatory body between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed.

Article VII

ADDITIONAL AGREEMENTS

7.1 Access and Information.

(a)  JTT and SECOND COLONIAL shall afford to the other party and its financial advisors, legal counsel, accountants, consultants, and other representatives access during normal business hours throughout the period from the date hereof to thirty days subsequent to the date hereof to all of its books, records, properties, facilities, personnel commitments, and records (including but not limited to Tax Returns) and, during such period, each shall furnish promptly all information concerning its business, properties, and personnel as such other party may reasonably request in order for such other party to fully investigate the business and affairs of JTT or SECOND COLONIAL, as applicable prior to the Effective Time (the “Inspection”).

(b) All information furnished by a party pursuant hereto shall be treated as the sole property of the furnishing party until consummation of the Transaction contemplated hereby.

7.2  Public Announcements. So long as this Agreement is in effect, each Company agrees that it shall obtain the approval of the other party prior to issuing any press release and shall use its best efforts to consult with the others before otherwise making any public statement or responding to any press inquiry with respect to this Agreement or the transactions contemplated hereby, except as may be required by law or any governmental agency if required by such agency or the rules of the NASDAQ Stock Market.

7.3  Expenses. Subject to Section 9.2 hereof, whether or not the Transaction is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that SECOND COLONIAL shall be responsible for any and all expenses incurred regarding the re-domiciling as contemplated herein and as set forth in Section 8.3(f) below herein.

7.4 Additional Agreements.

(a)  Subject to the terms and conditions herein provided, including without limitation those set forth in the proviso to Section 6.4 hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents, and approvals, and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Companies shall take all such necessary action.

(b)  Subject to the terms and conditions herein provided, including without limitation those set forth in the proviso to Section 6.4 hereof, each Company shall cooperate with the others and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders, and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

(c)  At the Effective Time, all members of the SECOND COLONIAL Board of Directors shall resign. Prior to the resignations of the members of the SECOND COLONIAL Board of Directors, the Board of Directors shall nominate the individuals (“New Board of Directors”) listed on Schedule 7.4 to serve on the SECOND COLONIAL Board of Directors in accordance with SECOND COLONIAL’S Articles of Incorporation and Bylaws.

7.5  Survival of Representations and Warranties. The respective representations and warranties of SECOND COLONIAL and JTT and its Owners contained in this Agreement shall survive the Closing Date for a period of two years (the “Survival Period”), at the end of which Survival Period no claim may be made with respect to any such representation or warranty unless such claim shall have been asserted in writing to the Indemnifying Party during such period.

7.6  Issuance of Securities. For the period commencing as of the date hereof and ending as of the Effective Time, SECOND COLONIAL agrees that it shall not issue any shares of common stock, other than as may be required to effect the terms and conditions of this Agreement.

7.7	SECOND COLONIAL Agreements.

Prior to the Effective Time, SECOND COLONIAL shall have obtained shareholder consent approving the following:

(a). Approval of the JTT Asset Acquisition.

(b). Approval of a re-domicile of Second Colonial to the State of Florida, a name change to Homeland Integrated Security Systems, Inc, and a 66.113 for forward stock split of the common no par value shares of the Company.

Article VIII

CONDITIONS TO CONSUMMATION OF THE ASSET ACQUISITION

8.1  Conditions to the Companies’ Obligation to Effect the Asset acquisition The respective obligations of all Companies to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by a writing signed by SECOND COLONIAL and JTT:

(a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the unanimous vote of the owners of JTT in accordance with applicable law or by a written consent of all of the owners of JTT (the “Required Owners Consent”).

(b) No preliminary or permanent injunction or other order by any federal, state, or foreign court of competent jurisdiction which prohibits the consummation of any Transaction shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated, or enforced by any court or governmental authority which prohibits or restricts the consummation of the Asset acquisition. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, “Consents”) which are necessary for the consummation of the Transaction, other than Consents the failure to obtain which would have no material adverse effect on the consummation of the Transaction, taken as a whole, shall have been filed, occurred, or been obtained (all such permits, approvals, filings, and consents and the lapse of all such waiting periods being referred to as the “Requisite Regulatory Approvals”) and all such Requisite Regulatory Approvals shall be in full force and effect.

(c) There shall not be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to any Asset acquisition, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon any Surviving Corporation or its subsidiaries (or, in the ease of any disposition of assets required in connection with such Requisite Regulatory Approval, upon any Company or its subsidiaries), including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Asset acquisition.

(d) Each Company and its owners shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of each Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and each Company shall have received a certificate of the Chairman of the Board, the President, or an Executive Vice President of the other Company as to the satisfaction of this condition.

(e) Each Company and its owners shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby, under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation taken as a whole or upon the consummation of the transactions contemplated hereby.

8.2  Conditions to Obligations of SECOND COLONIAL The obligations of SECOND COLONIAL to carry out the transactions contemplated by this Agreement are subject, at the option of SECOND COLONIAL, to the satisfaction, or waiver by SECOND COLONIAL , of the following conditions:

(a) No proceeding which JTT shall be a debtor, defendant, or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

(b) JTT shall have delivered a certificate of an officer and the owners of JTT that it and they shall have performed in all material respects its and their obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of JTT contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement.

(c) JTT shall have delivered its bill of sale to JTT INTEGRATED HOMELAND SECURITY SYSTEMS, INC. AND SECOND COLONIAL in such form and format as required by Florida law and satisfactory to counsel for SECOND COLONIAL .

SECOND COLONIAL shall have received evidence, satisfactory to it that transactions contemplated by this Agreement, can be consummated in accordance with an exemption from applicable state and federal securities laws.

8.3  Conditions to Obligations of JTT. The obligations of JTT to carry out the transactions contemplated by this Agreement are subject, at the option of JTT, to the satisfaction, or waiver by JTT, of the following conditions:

(a) No proceeding which SECOND COLONIAL shall be a debtor, defendant, or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

(b) SECOND COLONIAL shall deliver the resignations of the members of the SECOND COLONIAL Board of Directors, in a form satisfactory to JTT.

(c) SECOND COLONIAL shall have no debt or other obligations in excess of $500 for legal and accounting fees.

(d) SECOND COLONIAL shall have delivered a certificate of an officer of SECOND COLONIAL that (i) it shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and (ii) the representations and warranties of SECOND COLONIAL contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement.

(e) JTT shall have received evidence, satisfactory to it that transactions contemplated by this Agreement, can be consummated in accordance with an exemption from applicable state and federal securities laws.

(f) SECOND COLONIAL shares shall continue to be approved to trade on the Grey Sheet Quotation System. SECOND COLONIAL shall assume responsibility for any and all costs associated with re-domiciling as agreed upon herein above, including but not limited to state or federal filing fees, registered agent fees and CUSIP fees but not fees associated with the issuance of new shares and the printing of new share certificates.

(g) Should re-domiciling JTT to the state of Florida as contemplated herein require contracting with a transfer agency based in the United States, SECOND COLONIAL agrees to pay the costs of transferring shareholder files from the present transfer agent but not the set-up costs, which shall be borne by JTT and/or assigns.

Article IX

TERMINATION, AMENDMENT AND WAIVER

9.1  Termination. This Agreement may be terminated and the Transaction contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of JTT:

(a) By mutual written consent of all of the Companies.

(b) By either SECOND COLONIAL or JTT if the Transaction shall not have been consummated on or before September 30, 2004, through no fault of the terminating party.
(c) By SECOND COLONIAL or JTT if there shall have been any material breach of a material obligation of the other hereunder and, if such breach is curable, such default shall have not been remedied within 10 days after receipt by the other Company, as the case may be, of notice in writing from such Company specifying such breach and requesting that it be remedied; provided, that such 10-day period shall be extended for so long as the other Company shall be making diligent attempts to cure such default.
(d) By either SECOND COLONIAL or JTT if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Transaction and such order, decree, ruling, or any other action shall have become final and non-appealable.

9.2  Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party to this Agreement, there shall be no liability or obligation on the part of any Company or their respective officers or directors (except as set forth in Section 7.1 hereof which shall survive the termination). Nothing contained in this Section 9.2 shall relieve any party from liability for willful breach of this Agreement that results in termination of this Agreement. Upon request therefore, each party shall redeliver all documents, work papers, and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

9.3  Amendment. This Agreement may be amended by action taken at any time before or after approval hereof by the shareholders of JTT, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such shareholders, without the further approval of such shareholders. This Agreement may not be amended, except by an instrument in writing signed by each of the parties hereto.

9.4  Waiver At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such extensions or waivers shall be in writing, executed by each of SECOND COLONIAL and JTT. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Article X

GENERAL PROVISIONS

10.1  Brokers. Each Company represents and warrants to the others that no broker, finder, or financial advisor is entitled to any brokerage, finder’s, or other fee or commission in connection with the Transaction or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any party hereto, except as reflected in the JTT Schedule or the SECOND COLONIAL Schedule.

10.2  Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address as shall be submitted in writing):

JTT Integrated Homeland Security
James T. Bullock

Second Colonial Mining and Engineering, Inc.
Mr. Sandy Winick

10.3 Descriptive Headings. The headings contained in this Agreement are for reference Purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4 Entire Agreement: Assignment. This Agreement (including the Exhibits, Schedules, and other documents and instruments referred to herein) (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; and (b) shall not be assigned by operation of law or otherwise.

10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the provisions thereof relating to conflicts of law.

10.6  Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit, or remedies of any nature whatsoever or by reason of this Agreement.

10.7  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.[include a facsimiles provision]

10.8  Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

10.9  Jurisdiction and Venue. Each Party hereto hereby agrees that any proceeding relating to this Agreement and the Transaction shall be brought in the United States District Court in Florida. Each party hereto hereby consents to personal jurisdiction in any such action brought in such court, consents to service of process by registered mail made upon such party and such party’s agent and waives any objection to venue in any such court or to any claim that such court is an inconvenient form.

10.10  Investigation. The respective representations and warranties of each Company contained herein or in the certificates or other documents delivered prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

10.11  Consents. For purposes of any provision of this Agreement requiring, permitting, or providing for the consent of any or Company, the written consent of the Chief Executive Officer or President of a Company shall be sufficient to constitute such consent.

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IN WITNESS WHEREOF, each Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

SECOND COLONIAL MINING AND ENGINEERING, INC.

By:______________________
Name:  Sandy Winick
Title: Chief Executive Officer

JTT HOMELAND INTEGRATED SECURITY SYSTEMS

By: ______________________
Name: James T. Bullock

JTT HOMELAND INTEGRATED SECURITY SYSTEMS OWNERS

______________________________
James T. Bullock

______________________________
Peggy A. Bullock

______________________________
Frank M. Moody

______________________________
Jana Moody

Exhibit “A”

Description of Property and Assets of JTT